Exhibit 10.18

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

DATED 23.02.2023

IP2IPO INNOVATIONS LIMITED

ZIHIPP LIMITED

THIRD VARIATION TO LICENCE AGREEMENT

THIS AGREEMENT dated 23.02.2023 is made between the following parties:

PARTIES

(1)

IP2IPO INNOVATIONS LIMITED incorporated and registered in England and Wales with company number 02060639 whose registered office is at Top Floor, The Walbrook Building, 25 Walbrook, London, England, EC4N 8AF (“IP2IPO”).

(2)	ZIHIPP LIMITED incorporated and registered in England and Wales with company number 08341001 whose registered office is at Da Vinci House, Basing View, Basingstoke, Hampshire, RG21 4EQ (“Company”).

BACKGROUND:

(A)

The parties are parties to a licence agreement (the “Licence Agreement”) originally entered into by and between the Company and Imperial College of Science, Technology and Medicine (“Imperial”) on 28 February 2019 and novated by Imperial to IP2IPO on the same date.

(B)	At the date of the Licence Agreement the name of IP2IPO was Imperial Innovations Limited. IP2IPO changed its name to its current name on 1 March 2019.

(C)

The Licence Agreement was amended first on 17 December 2020 to add certain additional patent rights, and secondly on 23 December 2021 so as, amongst other things, to permit the entering into by Company of a sublicence agreement in favour of SanPlena LLC, a joint venture between the Company and EOFlow Co. Ltd, and to secure IP2IPO’s express consent to the terms of that sublicence agreement.

(D)	The parties now wish to further amend the Licence Agreement on and subject to the terms of this Agreement.

AGREED TERMS

1.	DEFINED TERMS

In this Agreement, unless expressly stated otherwise, expressions defined in the Licence Agreement and used in this Agreement have the meaning set out in the Licence Agreement.

2.	VARIATION OF LICENCE AGREEMENT

2.1

In consideration of the sum of [***] now paid by the Licensee to the Licensor, receipt of which IP2IPO expressly acknowledges, and with effect from the date of this Agreement, the parties agree to amend the definition of the term “Non-Diligence Conditions” in Schedule 1 to the Licence Agreement so that each of the deadlines set out in that definition are postponed by two (2) years, and that accordingly the definition shall read as follows (the amendments being shown in red and underlined):

“Without prejudice to the generality of the Licensee’s obligations set out in clause 5.1, the scenarios which indicate that Licensee has failed to use diligent endeavours to develop and commercially exploit the Licensed Products or Know-How Products are:

Failure to achieve Initiation of Phase II Trial with any Licensed Product or Know-How Product prior to the ~~fourth~~sixth anniversary of the Effective Date;

Failure to achieve Initiation of Phase III Trial with any Licensed Product or Know-How Product prior to the ~~seventh~~ninth anniversary of the Effective Date;

Failure to gain Regulatory Approval for any Licensed Product or Know-How Product prior to the ~~ninth-~~eleventh anniversary of the Effective Date; and

Failure to achieve the first commercial sale of a Licensed Product or Know-How Product in any country prior to the ~~eleventh~~ thirteenth anniversary of the Effective Date.”

2.2	This change shall not affect the date for payment of any Milestone Payments under the Licence Agreement.

3.	GOVERNING LAW AND JURISDICTION

3.1

This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and interpreted in accordance with the law of England and Wales.

3.2

The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) that arises out of, or in connection with, this Agreement or its subject matter or formation.

This Agreement has been entered into on the date stated at the beginning of it.

Signed by [***] duly authorised for and on behalf of IP2IPO Innovations Limited	) ) ) )	sign here
Director

Signed by [***] duly authorised for and on behalf of Zihipp Limited	) ) ) )	sign here
Director